UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 15, 2004

Transkaryotic Therapies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21481	04-3027191

(Commission File Number)	(IRS Employer Identification No.)

700 Main Street, Cambridge, MA	02139

(Address of Principal Executive Offices)	(Zip Code)

(617) 349-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     The website of The United Kingdom Parliament (www.parliament.uk/judicial_work/judicial_work4.cfm) provides that the House of Lords will announce on Thursday, October 21, 2004 at 9:45a.m. (London, England time), its judgment on the appeal of Kirin-Amgen, Inc. (“Kirin-Amgen”) in the patent infringement proceedings between Kirin-Amgen and Transkaryotic Therapies, Inc. (“TKT”) and Sanofi-Aventis SA (“Sanofi-Aventis”).

     TKT and Sanofi-Aventis have been engaged in legal proceedings with Kirin-Amgen since July 1999 with respect to whether Dynepo ™ (epoetin delta), TKT’s Gene-Activated erythropoietin product for the treatment of anemia, which was developed in collaboration with Sanofi-Aventis, infringes a patent of Kirin-Amgen. In July 2002, the Court of Appeals in the United Kindom ruled that Dynepo did not infringe Kirin-Amgen’s patent. Kirin-Amgen appealed this decision to the House of Lords.

Item 8.01 Other Events

     On October 15, 2004, TKT announced that the U.S. District Court of Massachusetts (the “District Court”) issued a ruling in a patent infringement suit in the United States involving Dynepo. The District Court found that certain claims of four patents held by Amgen Inc. are valid and infringed. TKT intends to appeal the District Court’s decision to the U.S. Court of Appeals for the Federal Circuit.

     The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release entitled “TKT to Appeal Dynepo Ruling to Federal Circuit”, issued by TKT on October 15, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2004	REGISTRANT TRANSKARYOTIC THERAPIES, INC.
	By:	/s/Michael J. Astrue
Michael J. Astrue
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release entitled “TKT to Appeal Dynepo Ruling to Federal Circuit”, issued by TKT on October 15, 2004.